Exhibit 99.1

Transcript of October 26, 2004 Earnings Conference Call Q&A

Operator:
At this time I would like to inform everyone, if you would like to ask a question, please press star then the number 1 on your telephone keypad. We'll pause for just a moment to compile the Q&A roster.

Your first question comes from the line of Joanne Henry with Fieldstone Research.

Joanne Henry:
Good morning. I think this question is for any one of you. But I am wondering if you can give us a little bit more color in terms of how you are going about trying to leverage some of the partner relationships that you already have. Any joint marketing that's going on there. Are there particular partnerships that are emerging as stronger than others? I heard a little bit less on detail on that but I'm assuming it doesn't necessarily mean that there's less activity going on there. But I'm curious if also you have tracked the number of deals that you're getting through partners.

John D. Bamberger:
This is John Bamberger. We don't relay the actual number per partners but our four main partnerships that are really growing are: Our EMC partnership, our CISCO IP telephony partnership, continued partnership with Microsoft with a wide variety of services we support, and our partnership with CDW. All four seem to be growing. The CISCO IP telephony has been extremely successful in the last quarter and continues to be so this quarter.

Joanne Henry:	Okay. And which of the business segments is that primarily? I'm saying is it the small to medium businesses or more Fortune 500?

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John D. Bamberger:
It's a combination of both. But we've done IP telephony implementations in both small and large companies and continue to do so. EMC is mainly medium size businesses. CDW is all over the board. And Microsoft it can be from Fortune 20 to small and medium businesses. So our partnerships have not kept us in one specific side of the business.

Joanne Henry:
Okay, thanks. And then I'll just ask one more and then let others come on. In terms of the staffing business, are you seeing changes in the competitive environment in terms of the consolidation? I'm sure you talked a lot about the consolidating number of vendors and looked at the importance of preferred vendor status, and working toward that and may have achieved that in a lot of places. Where do you stand on that? Do you see the consolidation going to a smaller number of vendors still happening? And what's the impact on, you know, in going forward?

Michael J. LaVelle:
Yeah, I think we do, Joanne. I think we’ll see that in this marketplace over time, you know, consolidation is going to continue to occur and size is important. We've been able to pretty much hold our own in that marketplace and get some growth and we feel that we can do that. But we also feel that, you know, going forward in the future size will become very important as the market consolidates.

Joanne Henry:
Okay, thanks, Mike. Is this - is that one of the reasons that you think, and Jeff mentioned in his early remarks, that scale and doing something to increase scale will be for the (unintelligible) collective in that way?

Michael J. LaVelle:
I think two things are really important in the staffing marketplace long term. I think the staffing marketplace is going to be driven mainly by, you know, it's always cost driven. So you're driven by global considerations as well as size considerations. And you can deal with the cost issues from a couple of different ways. One is your delivery model and the way you bring resources to the customer. And you can optimize that through technology -- which is one of the things that we're trying to do -- and create new models that are more effective. And then the other thing is size itself, you know, size gives you market coverage and some economics that are important. And we are looking hard in that area.

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Joanne Henry:	Okay, thanks.

Operator:	Your next question comes from the line of Harold Burrows with Smith Barney.

Harold Burrows:
Good morning to all of you. I have one question only and that is, what do you think the industry growth potential looks like over the next few years? I realize you've got several different parts of the business, but give me an idea of where you think the growth rate might come from.

Jeffrey P. Baker:
I've been hearing the - this is Jeff Baker. If you look at the staffing side of the business, you're looking at fairly small single digit numbers. I think the Gartner estimates peg the market at about 3.1%. I think some of the things that we're looking at to transform the business, to make us more competitive, I'm hopeful will allow us to grow much faster than that. I think the solution side of the business has more upside in terms of the top line possibility there, particularly around some of these high demand technologies we're seeing. We're seeing within selected areas some nice double-digit growth there. And I think as we focus around that stuff, we'll try to push that even further.

Harold Burrows:	Okay, thanks very much.

Jeffrey P. Baker:	Sure.

Operator:	Once again if you would like to ask a question, please press star then the number 1 on your telephone keypad. Your next question comes from Rick Dauteuil with Columbia Management.

Rick Dauteuil:	Good morning.

Man:	Good morning.

Rick Dauteuil:
I have a couple of questions. Can you - I don't know if you'll address this but, specifically IBM, can you talk about your exposure there? And specifically as you talked about your margin pressures, how much of that relates to that relationship as apposed to the rest of your business?

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Michael J. LaVelle:
Rick, this is Mike LaVelle. As far as the IBM relationship goes, probably our exposure there is less than it's ever been; however, they are a very large and important customer to us. We think the relationship is very strong and very healthy. It's a key relationship to us. We intend to expand and build on that. Our IBM relationship goes back twenty-something years. We've had to adapt significantly as their business changed and as their requirements changed. And we feel we can do that and do it well. We've got good relationships. We, you know, as far - I didn't quite get the second part of your question, Rick.

Rick Dauteuil:
Well, you spoke about earlier on margins not being too optimistic about where margins are going. You were talking about pricing pressures, and talking about salary pressures, and benefits pressures and, you know, that doesn't bode well for gross margins. And, you know, we know some of the things that IBM has done out there that isn't necessarily positive for margins either. I guess, you know, to what extent are those comments specific to the IBM business or are they more across the board? I guess your comments on margins.

Michael J. LaVelle:
They’re absolutely across the board and not really specific to IBM very much at all. Let me say this: We all know that a lot of major customers have over time reduced their prices over the last couple of years. However, you know, our IBM relationship is such that - and we do enough business with them - that even with their pricing reductions we think this is an extremely good business and we appreciate the business.

Rick Dauteuil:	Well --

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Michael J. LaVelle:
Now, let me continue, Rick. I think when we talked to you about the pricing pressures and the margin pressures, these are very real things and they're across industry and they're across every industry. And what's driving those pressures are just competition, globalization, the Internet, the transparency of transactions. So those pressures aren't going to change. That doesn't mean that we can't make money. We believe we can make money and we can improve our profitability. And we think, you know, maybe we'd like to do it faster but we think we are doing that.

Now, we've seen some improvement in our pricing in the last quarter and we think we can get pricing improvement. We do think that we have to run really tight organizations, really lean organizations. There's been -- such as SOX or Sarbanes-Oxley, the D&O insurance. Those things - probably there's a $1.5 million to $2 million profit if you take the costs of the last couple of years of those things that would be on everybody's bottom line if we weren't doing it.

So we've been -- what you're looking at here is not only an improvement in the marketplace and improvement in performance; it's the absorption of a lot of new costs. I think we'll get through that. We'll build the models. We intend to really focus on our solutions business, focus on profitability and I think we can get our margins up substantially. And I think the large volume of staffing business is going to be price driven and we're going to build models for where we can make money in that market.

Rick Dauteuil:
So I mean -- I guess you made some comments earlier on margin pressures and don't expect, you know - the sense I got was, don't expect to see much in the way of gross margin improvement given the kind of flat billing rate environment and tough salary environment and medical benefits environment. Maybe what you’re saying is as our solutions business strengthens, the mix will bail us out on margin. Is that - I'm trying to interpret that -- it seems like the two comments are, you know, inconsistent.

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Jeffrey P. Baker:
This is Jeff Baker. Let me take a shot at this and then I'll ask Dave to jump in because I think the comments you were referring to are his. I think one of the things is we will be getting more focus around our solutions business but we're not necessarily saying that's going to bail us out on the gross margin line. We think that at least for the foreseeable future there's continuing to be pressure on that gross margin line.

What we have been able to do is to change the mix of that business a little bit to help that. But, you know, there will be concern around how sustainable that is and how much more can we do over the short term. Really what we're focusing on and is also though is getting it down to the contribution line as well and what sort of improvement can be made there. Because that gross margin line will continue to be tough, as Dave pointed out.

Rick Dauteuil:
I mean, I would just make a comment: And I understand you're coming off a multi-year difficult environment of declining revenues and trying to stay in front of it. The company's done a good job of downsizing its expenses based on a smaller revenue base. But as we turn the corner -- and it feels like now we're finally there on improving revenues -- seems to me like it's time to start thinking about better than 1.8% operating margins. You know, to me I don't know why you'd want to go out and expand your business if that's the operating model because those are unacceptable returns over, you know, a longer period of time. In my mind anyway, you're not being paid sufficiently for the business or the services you're providing if all you can bring down is 1.8% to the operating line.

Jeffrey P. Baker:
I agree with that. I think you know as we - as I made in my opening remarks, you know, we're kind of beginning that transition. And, you know, as you said they've done a good job of getting it lean and now we've got to get mean which means we've got to be more competitive. More creative with how we come up and how we deliver to really get that gross margin line in a better more attractive place.

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Rick Dauteuil:
Okay. I just have one other question. You guys I think you mentioned Sarbanes-Oxley. I get at least one player in the field that's got some S&A business and IT business that's made a comment on their conference call in the last week or two that said they think the efforts and the focus of corporations on Sarbanes-Oxley has had some effect, and near term negative effect, on their IT business. Meaning a lot of projects might have been pushed to maybe, you know, (unintelligible) kind of time frame because they have other priorities on the corporate level to deal with shorter time issues like Sarbanes-Oxley. Are you hearing -- in the solutions side, are you hearing any of that from your customer base?

John D. Bamberger:
This is John Bamberger. And absolutely we have customers - every public customer we have is feeling this pressure and redoing procedures and spending time and bandwidth. And, you know, I have a lot of customers that I visited in this last quarter that the IS department is actually moving over to that side. And so I absolutely believe that there is a light at the end of the tunnel but it is definitely impacting our business.

Rick Dauteuil:
Well, but you would think that as we get through '04 and then '05 -- because a lot of them are addressing most of their obligations in '04 -- '05 you ought to see that the focus turns to the IT side which obviously you and others would be the beneficiary of.

John D. Bamberger:
I agree. And we are seeing some positive things that will come out in the future that are because of Sarbanes-Oxley where I've been looking at are security and redundancy of data; that's why one of our partnerships with EMC is so important. The customers are utilizing different technology and so forth. There's different services from it. So we do think down the road it's looking better but right now the customer is definitely spending time and bandwidth on Sarbanes-Oxley compliance.

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Jeffrey P. Baker:
Rick, just to give you an idea of -- just from our own perspective, we were looking at a lot of changes here around our IT that we believe would help run our business much more efficiently. We haven’t been able to implement those changes and won't be able to until January 1. Because if we did them now we'd have to get them certified to be compliant by year-end, which just wasn't a possibility so we've had to defer that until January 1 to begin that exercise.

Rick Dauteuil:
Okay. And lastly, on the staffing -- or actually across the board -- what are you doing on hiring recruiters? Is that pace accelerating? Can you put some metrics around it if, in fact, it is? Maybe that is actually near term hurting margins too if that's, in fact, the case.

Jeffrey P. Baker:
In the last quarter we spent some additional money, that's correct, in hiring additional recruiters. We see that continuing into this quarter and so it is affecting it a little bit. We usually think it takes about 90 days to 120 days for a recruiter that's hired to get up to speed and start paying for themselves. So there is absolutely some effect to that.

Rick Dauteuil:	Well, how many were hired in the last --

Jeffrey P. Baker:	We don't release that.

Rick Dauteuil:	Okay. Others do. Maybe you might consider that in the future just to be consistent with what some of your peers are saying. Okay, thank you.

Jeffrey P. Baker:	Thank you, Rick.

Operator:	Your next question comes from the line of John Eklin with Smith Barney.

John Eklin:	Hey guys, congratulations on another profitable quarter.

Man:	Thank you.

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John Eklin:	My question is on the international part of Analysts International. I'm wondering what you guys are seeing internationally in terms of growth. Whether it's organic or through acquisition.

Jeffrey P. Baker:
Okay, John, actually we're not seeing that much right now. Analysts International's presence over the years because of the downturn really slimmed down internationally. I think over time, as we get the things that we're really looking for, which is the scale on the IT side, we'll be looking to go back into those markets. But I think our priority at this point is really focusing on our knitting here at home. Getting the scales to the level we want it to be and then thinking about the geographic expansion. And we do have some stuff up in Canada, a bit in the UK, but it's really nominal right now.

John Eklin:	Okay, thanks.

Jeffrey P. Baker:	Sure.

Operator:	If you would like to ask a question, please press star and then the number 1 on your telephone keypad. You have a follow-up question from the line of Joanne Henry with Field Stone Research.

Joanne Henry:
Thank you. You mentioned some of the high demand technologies being able to pull down some higher growth rates in the industry standard. And I wondered if you could mention a couple of those that you might be looking at and then tell us maybe how your current staffing mix, in terms of skill levels, compare with high demand (unintelligible) technologies. Would you need to hire more for it or are there some skills you've got -- just need to deploy them looking at those technologies.

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Jeffrey P. Baker:
I'll answer the first part of that; maybe John can answer the second. One of the ones that we're really focusing on is around IP-Tel. We've done, you know, built a very good practice around our CISCO relationship and IP-Tel. And that's been a very fast growing business. We're looking at some very small deals; really acquisitions of talent more than it is -- we're being more traditional in considering the purchase of a business. But those areas, I think around that and possibly storage and a few others, are ones that we think align well with what our core capabilities are now and we're seeing some nice growth in the market. And particularly helpful, you know, with our vendor relationships that we have that we think we can grow much faster more effective business around those technologies.

John D. Bamberger:	Joanne, I didn't get the second part of the question.

Jeffrey P. Baker:	You have a very bad line Joanne so it's staticky.

Joanne Henry:
I know. I'm sorry. I'm having trouble too. It is a staticky line today. I guess I wondered how your current skill level in your staff compares with the growth areas that you see, you know, take that one for example.

John D. Bamberger:
In a couple of the areas is, you know, on the Microsoft side I still believe we have the skill and technology to compete against any company in the world. And in the IP Telephony sector we have great talent. We need to expand that because of the demand. A lot of our competitors in that sector have oversold and are asking companies like us to - big quality companies - to come in and repair relationships. And so we have to be - we have to acquire some more talent in the IP telephony side. In the EMC side we need to -- we need to really expand what we deliver and support and we need to look at that. And we are doing that.

Joanne Henry:	Okay, thanks John.

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Operator:	At this time there are no further questions.

Jeffrey P. Baker:	Okay, I just want to thank everybody participating in the call this morning and we look forward to talking to you next quarter. Thank you and goodbye.

Operator:	This concludes today's conference call. You may now disconnect.

END